Exhibit 10.4
EXECUTION VERSION

May 11, 2026

The Davey Tree Expert Company
1500 North Mantua Street
Kent, Ohio 44240

Re: Amendment No. 5 to Note Purchase and Private Shelf Agreement

Ladies and Gentlemen:
Reference is made to the Note Purchase and Private Shelf Agreement, dated as of September 21, 2018 (as amended by the Amendment No. 1 to Note Purchase and Private Shelf Agreement dated as of September 20, 2021, Amendment No. 2 to Note Purchase and Private Shelf Agreement dated as of August 15, 2024, Amendment No. 3 to Note Purchase and Private Shelf Agreement dated as of May 21, 2025 and Amendment No. 4 to Note Purchase and Private Shelf Agreement dated as of January 30, 2026, the “Note Agreement”), by and among The Davey Tree Expert Company, an Ohio corporation (the “Issuer”), on the one hand, and PGIM, Inc. (“Prudential”), the Initial Purchasers party thereto, and each Prudential Affiliate (as therein defined) which has become or hereafter becomes a party thereto, on the other. Capitalized terms used herein that are not otherwise defined herein shall have the meaning specified in the Note Agreement.
The Issuer has requested that Prudential and the holders of Notes agree to amend the Note Agreement, as more particularly described below. Subject to the terms and conditions hereof, Prudential and the Required Holder(s) are willing to agree to such request.
Accordingly, in accordance with the provisions of Section 17.1 of the Note Agreement, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Amendments to the Note Agreement. Effective upon the Effective Date (as defined in Section 3 below), the parties hereto agree that the Note Agreement is amended as follows:
1.1. The Note Agreement is hereby amended by deleting each reference therein to “Prudential Capital Group” and inserting “PGIM Private Capital” in lieu thereof.
1.2. The Note Agreement is hereby amended by deleting each reference therein to “Two Prudential Plaza, Suite 5600 Chicago, Illinois 60601” and “Two Prudential Plaza 180 N. Stetson Ave., Suite 5600 Chicago, IL 60601” and inserting “150 N. Riverside Plaza, Suite 2100 Chicago, IL 60606” in lieu thereof.
1.3. Section 4.9 is hereby amended by deleting the reference therein to “Standard & Poor’s CUSIP Service Bureau” and inserting “CUSIP Global Services” in lieu thereof.
1.4. Section 7.1 of the Note Agreement is hereby amended by (i) amending clause (h) thereof to delete the “and” at the end thereof, (ii) renumbering clause (i) thereof to clause (j) and (iii) inserting a new clause (i) to read as follows:
(i) Debt Rating — promptly following the occurrence thereof, notice of any change in the Debt Rating for any Notes (to the extent such Debt Rating is not a public rating); and

1.5. Section 8.2 of the Note Agreement is hereby amended by amending and restating the third sentence thereof in its entirety to read as follows:
Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), the interest and Excess Leverage Fee, if any, to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.
1.6. Section 8.4 of the Note Agreement is hereby amended by amended and restating the first two sentences thereof in their entirety as follows
In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest and Excess Leverage Fee, if any, on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest, Excess Leverage Fee, if any, and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.
1.7. Section 8.7(x) of the Note Agreement is hereby amended and restated in its entirety as follows:
(x) except as set forth in clause (y), any payment of interest or Excess Leverage Fee on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and
1.8. Section 9.7(a)(x) of the Note Agreement is hereby amended and restated in its entirety as follows:
(x) the prompt payment in full when due of all amounts payable by the Issuer pursuant to the Notes (whether for principal, interest, Excess Leverage Fee, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Issuer thereunder and
1.9. Section 9.9 of the Note Agreement is hereby amended and restated in its entirety to read as follows:
Section 9.9. Excess Leverage Fee.
(a) The Issuer agrees that if the Leverage Ratio exceeds 3.00 to 1.00 as of the end of any fiscal quarter (a “Triggering Quarter”), then beginning with the first day of such Triggering Quarter and continuing until the end of such Triggering Quarter, in addition to interest accruing on the Notes, the Issuer will pay to each holder of a Note a fee on the daily average outstanding principal amount of each such Note held by such holder during such Triggering Quarter at a rate per annum equal to 0.25% (such fee, an “Excess Leverage Fee”).
(b) Any Excess Leverage Fee with respect to each Note for any applicable Triggering Quarter shall be calculated on the same basis as interest on such Note is calculated and, subject to the next sentence of this Section 9.9(b), be paid in arrears within 10 Business Days after the date the Company provides the financial statements for such Triggering Quarter, as required by Sections 7.1(a) and 7.1(b) hereof, as applicable, and the related Compliance Certificate required by Section 7.2 hereof. If for any reason the Issuer fails to deliver the financial statements required by Sections 7.1(a) and 7.1(b)

hereof and the related Compliance Certificate required by Section 7.2 hereof for any fiscal quarter or a fiscal year, as applicable, then the Leverage Ratio for such fiscal quarter or for the last fiscal quarter of such fiscal year, as the case may be, shall be deemed to be greater than 3.00 to 1.00 for the purposes of this Section 9.9 and the Excess Leverage Fee shall be paid in arrears within 10 Business Days of the date such financial statements and related Compliance Certificate were required to be delivered for such fiscal quarter or fiscal year. For the avoidance of doubt, all accrued and unpaid Excess Leverage Fees on any principal amount of a Note being paid or prepaid shall be paid concurrently with such principal. The payment of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default.
1.10. Section 9 of the Note Agreement is hereby amended by inserting a new Section 9.10 to read as follows:
Section 9.10. Ratings Requirement.
(a) No later than 60 days following receipt by the Issuer of a written request from the Required Holder(s), the Issuer will obtain (i) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes and (ii) the related Private Rating Rationale Report with respect to such Debt Rating (the date on which the Private Rating Letter and Private Rating Rationale Report are received by the holders of Notes being referred to herein as the “Rating Date”). At all times thereafter, the Issuer will maintain a Debt Rating (but not any specific rating) for the Notes from an Acceptable Rating Agency; provided that in the event the Acceptable Rating Agency that has provided a Debt Rating does not maintain such Debt Rating (despite the Issuer using commercially reasonable efforts to cause such Acceptable Rating Agency to so maintain the Debt Rating), the Issuer will, no later than 60 days following receipt by the Issuer of the decision by such Acceptable Rating Agency to no longer maintain such Debt Rating, obtain (i) a Private Rating Letter issued by an Acceptable Rating Agency setting forth the initial Debt Rating for the Notes and (ii) the related Private Rating Rationale Report with respect to such Debt Rating.
(b) At any time that the Debt Rating maintained pursuant to clause (a) above is not a public rating, the Issuer will provide to each holder of a Note (x) at least annually (on or before each anniversary of the Rating Date) and (y) promptly upon any change in such Debt Rating, an updated Private Rating Letter evidencing such Debt Rating and an updated Private Rating Rationale Report with respect to such Debt Rating. In addition to the foregoing information and any information specifically required to be included in any Private Rating Letter or Private Rating Rationale Report (as set forth in the respective definitions thereof), if the SVO or any other government authority having jurisdiction over any holder of any Notes from time to time requires any additional information with respect to the Debt Rating of the Notes, the Issuer shall use commercially reasonable efforts to procure such information from the Acceptable Rating Agency.
1.11. Section 10.1(a) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(a) The Issuer shall not permit at any time the Leverage Ratio to exceed 3.75 to 1.00.
1.12. Section 10.7(h) of the Note Agreement is hereby amended and restated in its entirety to read as follows:
(h) the pro forma Leverage Ratio before and immediately after giving effect to the proposed Acquisition complies with Section 10.1(a).

1.13. Section 10.7 of the Note Agreement is hereby amended by amending and restating the final sentence thereof in its entirety to read as follows:
For purposes of this Section 10.7, “liquidity” shall mean, as of any date of determination, all unrestricted cash and Cash Equivalents of the Issuer, the Subsidiary Guarantors (excluding any Foreign Subsidiaries) and the Insurance Subsidiary plus the aggregate unused amount of the “Revolving Credit Commitment” as defined in the Credit Agreement (but not in excess of the maximum amount that could be borrowed by the Issuer without exceeding the then applicable maximum Leverage Ratio pursuant to Section 10.1(a) hereof).
1.14. Section 11(b) of the Note Agreement is hereby amended and restated in its entirety as follows:
(b) the Issuer defaults in the payment of any interest or Excess Leverage Fee on any Note for more than five Business Days after the same becomes due and payable; or
1.15. Section 12.1 of the Note Agreement is hereby amended by amending and restating the first sentence of the final paragraph thereof in its entirety as follows:
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and all accrued and unpaid Excess Leverage Fees and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.
1.16. Section 12.3(a) of the Note Agreement is hereby amended and restated in its entirety as follows:
(a) the Issuer has paid all overdue interest and Excess Leverage Fee, if any, on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal, Make-Whole Amount, if any and (to the extent permitted by applicable law) any overdue interest and Excess Leverage Fee, if any, in respect of the Notes, at the Default Rate,
1.17. Section 14.1 of the Note Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, Excess Leverage Fee, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.
1.18. Section 14.2 of the Note Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:
So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, Excess Leverage Fee, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, in the case of the Initial Purchasers, and the applicable Confirmation of Acceptance, in the case of any Purchasers of Shelf Notes, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1.
1.19. Section 17.1(c)(i) of the Note Agreement is hereby amended and restated in its entirety as follows:
(i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes, (y) any Excess Leverage Fee or (z) the Make-Whole Amount,
1.20. Section 20(d)(vii) of the Note Agreement is hereby amended and restated in its entirety as follows:
(vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency, or
1.21. Schedule A to the Note Agreement is hereby amended by deleting the following definitions:
“Leverage Ratio Increase Fee”
“Leverage Ratio Increase Period”
1.22. Schedule A to the Note Agreement is hereby amended by amending and restating or inserting, as applicable, the following definitions in the appropriate alphabetical order:
“Acceptable Rating Agency” means (a) Fitch, Inc., KBRA, Morningstar DBRS or (b) any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.
“Debt Rating” means the debt rating of the Notes as determined from time to time by any Acceptable Rating Agency.
“Excess Leverage Fee” is defined in Section 9.9(a).
“KBRA” means Kroll Bond Rating Agency, Inc. and its successors.
“Morningstar DBRS” means DBRS, Inc. and its successors.
“Private Rating Letter” means a letter issued by an Acceptable Rating Agency in connection with any private debt rating for the Notes, which (a) sets forth the Debt Rating for the Notes, (b) refers to the Private Placement Number issued by CUSIP Global Services (in cooperation with the SVO) in respect of the Notes, (c) addresses the likelihood of payment of both principal and interest on the Notes (which requirement shall be deemed satisfied if either (x) such letter includes confirmation that the rating reflects the Acceptable Rating Agency’s assessment of the Issuer’s ability to make timely payment of principal and interest on the Notes or a similar statement or (y) such letter is silent as to the Acceptable Rating Agency’s assessment of the likelihood of payment of both principal and interest and does not include any indication to the contrary), (d) includes such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other governmental authority having jurisdiction over any holder of any Notes and (e) shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the letter from being shared with the SVO or any other governmental authority having jurisdiction over any holder of any Notes.
“Private Rating Rationale Report” means, with respect to any Private Rating Letter, a report issued by the Acceptable Rating Agency in connection with such Private Rating Letter setting forth an analytical review of the Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned Debt Rating for the Notes, in each case, on the letterhead of the Acceptable Rating Agency or its controlled website and generally consistent with the work product that an Acceptable Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other governmental authority having jurisdiction over any holder of any Notes from time to time. Such report shall not be subject to confidentiality provisions or other restrictions which would prevent or limit the report from being shared with the SVO or any other governmental authority having jurisdiction over any holder of any Notes.
“SVO” means the Capital Markets & Investment Analysis Office of the NAIC (formerly known as the Securities Valuation Office) or any successor to such Office,
“Triggering Quarter” is defined in Section 9.9(a).
SECTION 2. Representations and Warranties. The Issuer and each Subsidiary Guarantor represents and warrants that (a) the execution and delivery of this letter agreement has been duly authorized by all requisite corporate action on behalf of the Issuer and such Subsidiary Guarantor, this letter agreement has been duly executed and delivered by an authorized officer of the Issuer and such Subsidiary Guarantor, and the Issuer and such Subsidiary Guarantor have obtained all authorizations, consents, and approvals necessary for the execution, delivery and performance by the Issuer and such Subsidiary Guarantor of this letter agreement and such authorizations, consents and approvals are in full force and effect, (b) each representation and warranty set forth in Section 5 of the Note Agreement and the other Financing Documents is true and correct in all material respects as of the date of execution and delivery of this letter agreement by the Issuer and the Subsidiary Guarantors with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (c) after giving effect to the amendments in Section 1 of this letter agreement, no Event of Default or Default exists and (d) neither the Issuer nor any Subsidiary Guarantor has paid or agreed to pay, any fees or other consideration for or with respect to the amendment to the Credit Agreement described in Section 3.1(b) below.
SECTION 3. Effectiveness. The amendments described in Section 1 above shall become effective on the date (the “Effective Date”) when each of the following conditions has been satisfied:
3.1. Documents. Prudential and each holder of a Note shall have received original counterparts or, if satisfactory to such holder, certified or other copies of all of the following, each duly executed and delivered by the party or parties thereto, in form and substance satisfactory to such holders, dated the date hereof unless otherwise indicated, and on the date hereof in full force and effect with no event having occurred and being then continuing that would constitute a default thereunder or constitute or provide the basis of the termination thereof:
(a) this letter agreement duly executed by Prudential, the holders of the Notes, the Issuer and the Subsidiary Guarantors; and
(b) an executed copy of an amendment to the Credit Agreement in form and substance satisfactory to the Required Holder(s).

3.2. [Reserved].
3.3. Representations. All representations set forth in Section 2 of this letter agreement shall be true and correct as of the Effective Date, except for such representations and warranties that speak of an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date.
3.4. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to the Required Holder(s), and the Required Holder(s) shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
3.5. Amendment Fee. The Issuer shall have paid, or caused to be paid, an amendment fee in the amount of $10,000, such fee shall be paid to the holders of the Notes on a pro rata basis in proportion to the respective aggregate outstanding principal amount of the Notes held by such holder.
3.6. Fees and Expenses. The Issuer shall have paid the reasonable fees, charges and disbursements of the special counsel of Prudential and the holders of Notes to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day before the Effective Date.
SECTION 4. Reference to and Effect on Note Agreement and Notes; Ratification of Financing Documents. Upon the effectiveness of the amendments in Section 1 of this letter agreement, each reference to the Note Agreement in any other Financing Document shall mean and be a reference to the Note Agreement, as modified by this letter agreement. Except as specifically set forth in Section 1 hereof, the Note Agreement, the Notes in existence as of the Effective Date and each other Financing Document shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as specifically stated in this letter agreement, the execution, delivery and effectiveness of this letter agreement shall not (a) amend the Note Agreement, any Note or any other Financing Document, (b) operate as a waiver of any right, power or remedy of any holder of the Notes, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement, any Note or any other Financing Document at any time. The execution, delivery and effectiveness of this letter agreement shall not be construed as a course of dealing or other implication that any holder of the Notes has agreed to or is prepared to grant any consents or agree to any amendment to the Note Agreement in the future, whether or not under similar circumstances.
SECTION 5. Expenses. The Issuer hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay all reasonable out-of-pocket costs and expenses, including reasonable out-of-pocket attorneys’ fees and expenses, incurred by any holder of the Notes in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of the Issuer under this Section 5 shall survive transfer by any holder of any Note and payment of any Note.
SECTION 6. Reaffirmation. Each Subsidiary Guarantor hereby consents to the foregoing amendments to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Subsidiary Guaranty after giving effect to such amendments. Each Subsidiary Guarantor hereby acknowledges that, notwithstanding the foregoing amendments, that the Subsidiary Guaranty remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each of the Subsidiary Guarantors agrees and confirms that the Subsidiary Guaranty continues to guaranty the Guarantied Obligations (as defined in the Subsidiary Guaranty) arising under or in connection with the Note Agreement, as amended by this letter agreement.

SECTION 7. Governing Law. THIS LETTER AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE OF LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
SECTION 8. Counterparts; Section Titles; Electronic Contracting. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this letter agreement. The section titles contained in this letter agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto. The parties agree to electronic contracting and signatures with respect to this letter agreement. Delivery of an electronic signature to, or a signed copy of, this letter agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. Notwithstanding the foregoing, if Prudential or any holder of Notes shall request manually signed counterpart signatures to this letter agreement, the Issuer and the Subsidiary Guarantors hereby agree to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.
[signature page follows]

Very truly yours,

PGIM, INC.
By:	/s/ Andrew Kleinrichert
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
PRUCO LIFE INSURANCE COMPANY

By:	PGIM, Inc., as investment manager

By:	/s/ Andrew Kleinrichert
Vice President

PICA HARTFORD LIFE & ANNUITY COMFORT TRUST

By:	The Prudential Insurance Company of America, as grantor

By:	PGIM, Inc., as investment manager

By:	/s/ Andrew Kleinrichert
Vice President

PRUDENTIAL ARIZONA REINSURANCE CAPTIVE COMPANY, as Successor by Merger to Prudential Arizona Reinsurance Term Company

By:	PGIM, Inc., as investment manager

By:	/s/ Andrew Kleinrichert
Vice President

Amendment No. 5 to Note Purchase and Private Shelf Agreement

ZURICH AMERICAN INSURANCE COMPANY
THE INDEPENDENT ORDER OF FORESTERS
FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
PHYSICIANS MUTUAL INSURANCE COMPANY
HMO MINNESOTA DBA BLUE PLUS

By:	PGIM Private Placement Investors, L.P. (as Investment Advisor)

By:	PGIM Private Placement Investors, L.P. (as its General Partner)

By:	/s/ Andrew Kleinrichert
Vice President

THE PRUDENTIAL GIBRALTAR FINANCIAL LIFE INSURANCE CO., LTD.

By:	PGIM Japan Co., Ltd., as investment manager

By:	PGIM, Inc., as sub-advisor

By:	/s/ Andrew Kleinrichert
Vice President
Amendment No. 5 to Note Purchase and Private Shelf Agreement

The foregoing letter agreement is hereby accepted as of the date first above written:

THE DAVEY TREE EXPERT COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	SVP, Treasurer & Ops Support

DAVEY TREE SURGERY COMPANY

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President & Treasurer

WOLF TREE INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President & Treasurer

DAVEY RESOURCE GROUP, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President & Treasurer

WETLAND STUDIES AND SOLUTIONS, INC.

By:	/s/ Christopher J. Bast
Name:	Christopher J. Bast
Title:	Vice President & Treasurer

Amendment No. 5 to Note Purchase and Private Shelf Agreement